EXHIBIT 4.2

GWG HOLDINGS, INC.

Series 2 Redeemable Preferred Stock

SUBSCRIPTION AGREEMENT

Please complete this form to purchase Series 2 Redeemable Preferred Stock. Any sections of this form that are incomplete may be returned to your broker-dealer and may delay your purchase of Series 2 Redeemable Preferred Stock.

Once completed, send this Subscription Agreement along with your certified or personal check payable to our transfer agent, Securities Transfer Corp., or wire your deposit to the account listed below, and forward any other documents requested in this agreement to your broker-dealer or to Securities Transfer Corp. at:

Securities Transfer Corp.

2901 N. Dallas Parkway, Suite 380

Plano, TX 75093

Domestic Wire Instructions:

Account Name: Securities Transfer Corp. Agent for GWG Holdings Inc.

Routing: 111923238

Account: 574589

Bank Name: Texas Bank & Trust Company

GWG HOLDINGS, INC.

SERIES 2 REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

1. INVESTMENT

NOTE: Minimum investment amount is $10,000. Any amount in excess of such minimum investment amount must be in increments of $1,000. GWG does not recommend investing more than 10% of an investor’s liquid net worth in the Series 2 Redeemable Preferred Stock offering.

Purchase price per share:	$ 1,000.00	(Net of Commission $940)
Number of shares:	________________
Aggregate purchase price:	$ ___________________	(Market Value: $_______________)
Payment Instructions: See front cover for payment instructions.

2. FORM OF OWNERSHIP	Please choose one option within the “Non-Custodial Ownership” or the “Custodial Ownership” columns

NON-CUSTODIAL OWNERSHIP		CUSTODIAL OWNERSHIP
☐	Individual	THIRD-PARTY ADMINISTERED CUSTODIAL PLAN
☐	Joint Tenant – Joint accounts will be registered as joint tenants with right of survivorship unless otherwise indicated.	☐ IRA
☐ ROTH IRA
☐	Tenants in Common	☐ SEP (Simple Employee Pension)
☐	Corporation or Partnership – Authorized signature required. Include corporate resolution or partnership agreement, as applicable.	☐ Other (Specify): __________________________________ _______________________________________________________
Name of Custodian: _____________________________________________ Mailing Address: _______________________________________________
☐	Uniform Gift/Transfer to Minors – (UGMA/UTMA)	City, State, ZIP: ________________________________________________
☐	Pension or Other Retirement Plan – Include plan documents.	CUSTODIAN INFORMATION (To be completed by custodian)
☐	Trust – Include title and applicable trust agreement	Custodian Tax ID #: _____________________________________________ Custodian Acct #: _______________________________________________
☐	Other (describe): _______________________________________	Custodian Phone #: _____________________________________________

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GWG HOLDINGS, INC.

SERIES 2 REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

3. INVESTOR INFORMATION	(Print name(s) in which shares are to be registered)

A. Investor or Trustee
First Name:	________________________________	Middle Name:	______________________________
Last Name:	________________________________	Tax ID or SS #:	______________________________
Street Address:	________________________________

City:	___________________________	State:	______________________	ZIP:	________________________

Date of Birth:	__________________________

If Non-U.S. Citizen, specify country of citizenship:	_____________________________________________________

Primary Phone:	______________________________________	Email Address:	_____________________________

B. Co-Investor or Co-Trustee
First Name:	________________________________	Middle Name:	_____________________________
Last Name:	________________________________	Tax ID or SS #:	_____________________________
Street Address:	________________________________

City:	__________________________	State:	________________________	ZIP:	_______________________

Date of Birth:	__________________________

If Non-U.S. Citizen, specify country of citizenship:	_____________________________________________________

Primary Phone:	______________________________________	Email Address:	_____________________________

C. Residential Street Address (Must be completed if mailing address in Section 3A is a P.O. Box)
Street Address:	________________________________________________________________________
City:	_______________________	State:	_____________________	ZIP:	_______________________

D. Trust/Corporation/Partnership/Other (Trustee information must be provided in Sections 3A and 3B)
Date of Trust:	_________________________________________________________________
Entity Name/Title of Trust:	_________________________________________________________________
Tax ID#:	_________________________________________________________________

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GWG HOLDINGS, INC.

SERIES 2 REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

4. DISTRIBUTIONS	(Complete this section to elect how to receive your dividend distributions. Select only one.)

NOTE: If nothing is marked, we will default to “Credit Dividend to Custodian Clearing Firm/Platform of Record” or “Mail Check to Address of Record,” as applicable. IRA accounts may not direct distributions without the custodian’s approval.
I hereby elect the dividend distribution option indicated below:
☐	FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS: Credit Dividend to Custodian (including IRA) or Clearing Firm/Platform of Record

☐	I currently receive direct deposit payments from an existing GWG investment. I hereby instruct GWG to deposit all principal and interest payments related to the Series 2 Redeemable Preferred stock into the same account

☐	FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS: Cash/Direct Deposit (please attach a copy of a voided check to this form if funds are to be sent to a bank)

If the box immediately above is checked, then I authorize GWG Holdings, Inc. or its agent to deposit my dividend distribution to my checking or savings account. This authority will remain in force until I notify GWG Holdings, Inc. in writing to cancel this authority. If GWG Holdings, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐	Mail Check to Address of Record

Name/Entity Name/Financial Institution:	__________________________________________________________

Mailing Address:	_________________________________________________________________________

City:	___________________	State:	__________________	ZIP:	___________________
Your Account #:	___________________	☐	Checking Account	☐	Savings Account
		☐	Brokerage Account

For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that in this Subscription Agreement, then all parties must sign below.
Owner Signature:	_______________________________	Date:	_______________________________
Co-Owner Signature:	_______________________________	Date:	_______________________________

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GWG HOLDINGS, INC.

SERIES 2 REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

5. ELECTRONIC DELIVERY ELECTION

☐	Check the box if you do NOT consent to electronic delivery of documents, including the prospectus, any prospectus supplements, annual and quarterly reports, and other stockholder communications and reports. An e-mail address is required in Section 3 above. Please carefully read the following representations before consenting to receive documents electronically. If you do not check this box, you hereby represent the following:
(a)	I acknowledge that access to both e-mail and Internet is required in order to access documents electronically. I may receive by e-mail notification the availability of documents in electronic format. The notification e-mail will contain an Internet address or hyperlink where the referenced document can be found. By entering this address into my Internet web browser, I can view, download and print the documents from my computer. I acknowledge that there may be costs associated with electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.
(b)	I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (.pdf). The Adobe Reader software is required to view these documents. The Adobe Reader software is available free of charge from Adobe’s Internet website at www.adobe.com. The Adobe Reader software must be correctly installed on my computer before I will be able to view documents in .pdf format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.
(c)	I acknowledge that, at no cost, I may receive from GWG Holdings, Inc. a paper copy of documents delivered electronically by calling my financial advisor or by calling GWG Holdings, Inc.
(d)	I understand that if an e-mail notification to me is returned to GWG Holdings, Inc. as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications by means of electronic delivery. I further understand that if GWG Holdings, Inc. is unable to obtain a valid e-mail address for me, GWG Holdings, Inc. will resume sending me a paper copy of its filings by U.S. mail to my address of record.
(e)	I understand that my consent to receive documents and communications electronically may be updated or cancelled at any time by calling my financial advisor or by calling GWG Holdings, Inc.

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GWG HOLDINGS, INC.

SERIES 2 REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

6. SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

The undersigned hereby confirms his, her or its agreement to purchase Series 2 Redeemable Preferred Stock of GWG Holdings, Inc. on the terms and conditions set forth herein and acknowledges and represents (or, in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following:

NOTE: You must initial each of the representations below.
Owner	Co-Owner	(a) I/We have received the final prospectus for the Series 2 Redeemable Preferred Stock of GWG Holdings, Inc. and any applicable prospectus supplements.

Owner	Co-Owner	(b) I/We accept the terms of the Certificate of Incorporation, as amended, and the bylaws of GWG Holdings, Inc.

Owner	Co-Owner	(c) I/We are purchasing these shares for my/our own account.

Owner	Co-Owner	(d) I/We hereby acknowledge that this investment in Series 2 Redeemable Preferred Stock is illiquid.

Owner Signature:	_____________________________________	Date:	___________________________________
Co-Owner Signature:	_____________________________________	Date:	___________________________________
Signature of Custodian(s) or Trustee(s) if applicable. Current custodian must sign if investment is for an IRA account.
Authorized Signature:	_____________________________________	Date:	___________________________________

STAMP HERE IF APPLICABLE	WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO SUCH STATE’S CONFLICTS-OF-LAW PRINCIPLES.

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GWG HOLDINGS, INC.

SERIES 2 REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

7. BROKER-DEALER/FINANCIAL ADVISOR INFORMATION

NOTE: The financial advisor must sign below to complete the order. The financial advisor hereby represents and warrants that he or she is duly licensed and may lawfully sell shares of GWG Holdings, Inc.’s Series 2 Redeemable Preferred Stock. All fields below must be completed.
Broker-Dealer:	__________________________________________________________________
Financial Advisor Name/RIA:	__________________________________________________________________
Mailing Address:	__________________________________________________________________

City:	________________	State:	________________	ZIP:	______________

Business Phone:	_____________________________	Fax:	____________________________

E-mail Address:	__________________________________________________________________

☐	RIA Submission. Check this box to indicate whether submission is made through the RIA in its capacity as the RIA and not in its capacity as a registered representative of a broker-dealer, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. I understand that by checking the above box, I will not be receiving a selling commission.

The undersigned further represents and certifies that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and/or RIA Signature:	__________________________	Date:	__________________________
Branch Manager, OSJ, or BD Signature:	__________________________	Date:	__________________________
Branch Manager, OSJ, or BD Printed Name:	______________________________

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GWG HOLDINGS, INC.

SERIES 2 REDEEMABLE PREFERRED STOCK SUBSCRIPTION AGREEMENT

8. DELIVERY INSTRUCTIONS

The undersigned hereby requests delivery of the securities contemplated herein in the following manner:

VIA DWAC TO:

Broker-Dealer Name:	_______________________________________________________________________
DTC Participant #:	_______________________________________________________________________
Name on Account[1]:	_______________________________________________________________________
Account #:	_______________________________________________________________________
Broker-Dealer Phone #:	_______________________________________________________________________
Broker Name:	_______________________________________________________________________

VIA PHYSICAL DELIVERY TO:

Name:	_______________________________________________________________________
Address:	_______________________________________________________________________
Phone #:	_______________________________________________________________________

To receive a TOD Form, contact your financial representative.

1 Name on account must match the name under which the securities contemplated herein are issued.

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